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                                                                   EXHIBIT 23.2


                        INDEPENDENT ACCOUNTANTS' CONSENT

         We consent to incorporation by reference in this Registration Statement on Form S-4 of Bank Mutual Corporation of our report dated January 21, 2000 (except for Note 17, as to which the date is February 22, 2000), relating to the consolidated statement of financial condition of First Northern Capital Corp. and Subsidiaries as of December 31, 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended, and to the references to our firm under the heading "Experts" in the proxy statement/prospectus.



                                                   WIPFLI ULLRICH BERTELSON LLP
                                                   Certified Public Accountants


Green Bay, Wisconsin
June 20, 2000